As filed with the Securities and Exchange Commission on April 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOCEPT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0943522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9955 Mesa Rim Road

San Diego, CA 92121

(Address of Principal Executive Offices)

Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full Title of the Plan)

Samuel D. Riccitelli

Interim President and Chief Executive Officer

Biocept, Inc.

9955 Mesa Rim Road

San Diego, CA 92121

(Name and Address of Agent for Service)

(858) 320-8200

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Charles J. Bair

Asa M. Henin

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its common stock for issuance under the Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan, as amended, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2014 (No. 333-194930), March 11, 2015 (No. 333-202656), August 13, 2015 (No. 333-206347), August 5, 2016 (No. 333-212960), May 15, 2017 (No. 333-218018), September 10, 2018 (No. 333-227267), October 19, 2018 (No. 333-227900), August 15, 2019 (No. 333-233285), December 23, 2020 (333-251676) and November 16, 2021 (333-261093). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of those Registration Statements.

Item 8. Exhibits

Exhibits:	Description

4.1	Amended and Restated Certificate of Incorporation, as amended by a Certificate of Amendment thereto (incorporated by reference to Exhibit 3.1.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 14, 2014).

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 29, 2016).

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 6, 2018).

4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 4, 2020).

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 13, 2018).

4.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.7	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 29, 2017).

4.8	Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 24, 2022).

4.9	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 16, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan, Form of Stock Option Grant Notice, Option Agreement, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit agreement for use thereunder, as amended (incorporated by reference to Exhibit 10.8 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on April 5, 2022).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 8, 2022.

BIOCEPT, INC.

By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel D. Riccitelli and Antonino Morales, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel D. Riccitelli Samuel D. Riccitelli	Interim Chief Executive Officer, President, Chair and Director (Principal Executive Officer)	April 8, 2022

/s/ Antonino Morales Antonino Morales	Interim Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	April 8, 2022

/s/ M. Faye Wilson M. Faye Wilson	Director	April 8, 2022

/s/ David F. Hale David F. Hale	Director	April 8, 2022

/s/ Marsha A. Chandler Marsha A. Chandler	Director	April 8, 2022

/s/ Bruce E. Gerhardt Bruce E. Gerhardt	Director	April 8, 2022

/s/ Ivor Royston Ivor Royston	Director	April 8, 2022

/s/ Linda Rubinstein Linda Rubinstein	Director	April 8, 2022